UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        March 25, 2009.

TAI PAN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53148	26-0904488
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 S Lake Ave., Suite 208, Pasadena, CA 91101
(Address of principal executive offices)(Zip Code)

(626) 577-8300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant

On March 25, 2009, the Registrant dismissed Stan J. H. Lee, CPA as Registrant’s outside independent accounting firm.  This action has been approved by the Registrant’s Board of Directors.

The audit report of Stan J. H. Lee, CPA on the Registrant’s financial statements for the period from January 11, 2008 (inception) to February 15, 2008 does not contain an adverse opinion or a disclaimer of opinion and is not qualified as to audit scope or accounting principle.  However, Stan J. H. Lee, CPA included within its report on the Registrant’s financial statements a paragraph stating that the Registrant’s losses from operations raise substantial doubt about its ability to continue as a going concern.  See the Registrant’s report on Form 10-12G filed March 28, 2008 for Stan J. H. Lee, CPA’s complete report.

From January 11, 2008 (Registrant’s inception date) to February 23, 2008 (issuance of auditors’ report), there have been no disagreements with Stan J. H. Lee, CPA on any matter of accounting principles or practices, financial statements disclosures, or auditing scope or procedure which, if not resolved to the satisfaction of Stan J. H. Lee, CPA would have caused them to make reference to the matter in their report.  Further, there were no reportable events as term is described in Item 304(a)(1)(iv) of Regulation S-X, or any reportable event, as the term is defined in Item 304(a)(1)(v) of Regulation S-K.

Stan J. H. Lee, CPA has not performed any audit procedures or any pre-issuance review procedures since February 23, 2008 (issuance of auditors’ report).

From January 11, 2008 (Registrant’s inception date) to March 25, 2009, the Registrant has not consulted Stan J. H. Lee, CPA regarding any matter requiring disclosure in this Form 8-K amendment.

The Registrant has requested Stan J. H. Lee, CPA to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter, dated April 2, 2009, is filed as Exhibit 16.1 to this Form 8-K amendment.

On March 25, 2009, the Registrant appointed Vasquez & Company, LLP as the Registrant’s independent accounting firm.  This action has also been approved by the Registrant’s Board of Directors.

(c) Exhibits

Exhibit No.	Description

16.1	Letter of Stan J. H. Lee, CPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAI PAN HOLDING, INC.
Dated: April 3, 2009	By:	/s/ Cheng Yu Wang
Cheng Yu Wang
Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of Stan J. H. Lee, CPA